Exhibit 99.1

GREATER COMMUNITY BANCORP

55 UNION BOULEVARD

TOTOWA, NEW JERSEY 07512

SPECIAL MEETING OF SHAREHOLDERS

JUNE 19, 2008

The undersigned hereby appoints each of Anthony M. Bruno, Jr., Stephen J. Mauger, and Jeannette M. Chardavoyne, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Greater Community Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Meeting”), to be held at The Brownstone, 351 West Broadway, Paterson, New Jersey 07522, on Thursday, June 19, 2008 at 8:00 a.m. local time, and at any and all adjournments thereof, as follows:

1.	To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of March 19, 2008 (the “Agreement”), between Valley National Bancorp (“Valley”), a New Jersey corporation and registered bank holding company, and Greater Community Bancorp (“Greater Community”), a New Jersey corporation and registered bank holding company. Pursuant to the Agreement, Greater Community will be merged with and into Valley with Valley surviving and Greater Community shareholders receiving the consideration set forth in the Agreement (the “Merger”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” the above listed proposition.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE AGREEMENT AND THE MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GREATER COMMUNITY BANCORP

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of Greater Community at the Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of Greater Community of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from Greater Community prior to the execution of this proxy of Notice of the Meeting and a Proxy Statement Prospectus dated May 19, 2008.

Please check box if you

plan to attend the June 19, 2008 Special Meeting    ☐

Dated: _____________________, 2008

print name of shareholder	print name of shareholder

signature of shareholder	signature of shareholder

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.